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                                     KEVLIN
                                  Corporation
                                5 Cornell Place
                             Wilmington, MA  01887

                             FOR IMMEDIATE RELEASE
                             ---------------------

Wilmington, MA -- October 13, 1995 -- Kevlin Corporation (Nasdaq National
Market: KVLM) today announced that it has signed a letter of intent with a U.K. company to acquire Kevlin at a price of $4.68 per share; payable in cash. This price is higher than the previously announced price offered by Kaydon Corporation, and, as a result, Kevlin has terminated its discussions with Kaydon. This transaction will be subject to completion of due diligence, receipt of required governmental clearances, the approval of Kevlin's board and shareholders and the execution of a definitive agreement.

Kevlin Corporation is a leading supplier of microwave rotary couplers, high frequency connectors, slip ring components and cellular communication modules to the major manufacturers of modern radar and communications systems.

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CONTACT:                              -or-    KVLM'S INVESTOR RELATIONS COUNSEL:
Kevlin Corporation                            The Equity Group Inc.
Arthur C. Williams, President & CEO           Linda Latman
D. Wayne Peters, CFO                          (212) 836-9609
(508) 657-3900